EXHIBIT 3.14


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                                  RULES OF THE

                   DISPLAY.IT HOLDINGS plc SHARE OPTION SCHEME


1.       Definitions

1.1 In these Rules the following words and expressions shall have the following meanings:

         "Acquisition Price" means the price at which each Share subject to an Option may be acquired on the exercise of that Option determined in accordance with Rule 2;

         "Committee" means a committee appointed by the board and chaired by a non-executive director in order to administer and amend the Scheme;

         "Company" means Display.IT Holdings plc;

         "Control" has the same meaning as in Section 840 of the Income and Corporation Tax Act 1988;

         "Date of Grant" means the date on which an Option is, was, or is to be granted under the Scheme;

         "Eligible Executive" means any director or employee of any Participating Company;

         "Market Value" means on any day the average of the middle market quotations or in relation to NASDAQ only the last sale price of a Share as derived from a screen-based financial information system (if the shares are traded on OFEX) or the Daily Official List of the London Stock Exchange (if the shares are listed on the Official List or traded on the Alternative Investment Market) or the Wall Street Journal (if the shares are traded on NASDAQ) for the 3 immediately preceding dealing days (being days on which OFEX or the Stock Exchange or NASDAQ as appropriate is open for the transaction of business);

         "Option" means a right to acquire Shares granted (or to be granted) in accordance with the Rules of this Scheme;

         "Option Holder" means an individual to whom an Option has been granted;

         "Participating Company" means the Company and any other company of which the Company has Control and which is for the time being nominated by the Committee to be a Participating Company;


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         "Scheme" means the share option scheme constituted and governed by these Rules as from time to time amended;

         "Share" means an ordinary share in the capital of the Company;

         "Subsisting Option" means an Option which has neither lapsed nor been exercised.

1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.


2.       Invitation to apply for Options

2.1 The Committee may in its absolute discretion invite any number of Eligible Executives to apply for an Option. An invitation may not be made earlier than the date on which the Scheme is adopted nor later than the tenth anniversary thereof. An invitation may be made at any time or times within a period of six weeks after either:

         (a) the date these Rules are adopted or amended by the Company in general meeting; or

         (b) the date on which the annual or half-yearly results of the Company are announced.

2.2      Each invitation shall specify:

         (i) the date (being not later than 14 days after the issue of the invitation) by which an application must be made;

         (ii) the maximum number of Shares over which that individual may on that occasion apply for an Option, being determined at the absolute discretion of the Committee (subject to Rule 5.2); and

         (iii) the Acquisition Price at which Shares may be acquired on the exercise of any Option granted in response to the application.

2.3 Each invitation shall be accompanied by an application in such form, not inconsistent with these Rules, as the Committee may determine.

2.4      The Acquisition Price shall not be less than either:


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         (i)      the nominal value of a Share; or

         (ii) the Market Value of a Share on the day the invitation to apply for an Option was issued (subject to Rule 9).

3.       Applications for Options

3.1 Not later than the date specified in the invitation each Eligible Executive to whom an invitation has been issued in accordance with Rule 2 above may apply to the Committee, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.


4.       Grant of Options

4.1 Not later than the twenty-first day following the issue of invitations the Committee may grant to each applicant who is still an Eligible Executive an Option over the number of Shares specified in his application.

4.2 As soon as possible after Options have been granted the Committee shall issue a certificate of option in respect of each Option in such form, not inconsistent with these Rules, as the Committee may determine.

4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith (subject to Rule 6). Each option certificate shall carry a statement to this effect.

4.4 Options may be granted so that their exercise shall be subject to such objective conditions (additional to the conditions expressed in these Rules and not inconsistent with the provisions of the Scheme) as the Committee may think fit. Any such additional conditions may be waived or amended if an event happens which causes the Committee to consider that such additional conditions could not fairly or reasonably be met, provided that any amended conditions shall be no easier and no more difficult to satisfy than the original condition.


5.       Limitations on Grants

5.1 No Options shall be granted if such grant would result in the aggregate of:

         (i) the number of Shares over which Subsisting Options have been granted under this Scheme;

         (ii) the number of Shares which have been issued on the exercise of Options granted under this Scheme;


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         (iii)    the number of Shares over which subsisting options have been granted under any other share option scheme of the Company during the period of 10 years ending on the relevant Date of Grant; and

         (iv) the number of Shares which have been issued pursuant to any other employee share scheme (including a share option scheme) of the Company;

         during the period of 10 years ending on the relevant Date of Grant exceeding 10% of the number of shares then in issue and during the period of 3 years ending on the relevant Date of Grant exceeding 3% of the number of shares then in issue.

5.2 Any Option granted to an Eligible Executive shall be limited and take effect so that the aggregate number of Shares subject to that Option and Subsisting Options held by that Eligible Executive shall not exceed 300,000.

5.3      No Options shall be granted to Peter Levin.

6.       Exercise of Options

6.1 Any Option which has not lapsed may be exercised in whole or in part at any time (subject to Rule 10) following the earliest of the following events:

         (i)      the third anniversary of the Date of Grant;

         (ii)     the death of the Option Holder;

         (iii) the Option Holder ceases to be a director or employee of any Participating Company by reason of injury, disability, redundancy or retirement.

6.2      An Option shall lapse on the earliest of the following events:

         (i)      the fifth anniversary of the Date of Grant;

         (ii)     the first anniversary of the Option Holder's death;

         (iii) six months after the Option Holder ceases to be a director or employee of any Participating Company, other than by reason of his death;

         (iv) six months after the Option has become exercisable in accordance with Rule 8;

         (v)      the Option Holder being adjudicated bankrupt;

         (vi) the Option Holder having committed a serious breach of one or more of the terms and conditions of his service agreement with the Company resulting in the termination of that agreement.


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7.       Death of the Option Holder

7.1 If the Option Holder dies, his legal personal representatives may exercise any Option held by the Option Holder immediately before his death, which has not lapsed under Rule 6.2.


8.       Takeovers and liquidations

8.1      If any person obtains Control of the Company as a result of making:

         (i) a general offer to acquire the whole of the issued share capital of the Company which is made on condition such that if it is satisfied the person making the offer will have Control of the Company; or

         (ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares:

         then any Subsisting Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

8.2 If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

8.3 If any person becomes bound or entitled to acquire shares in the company under Section 428 to 430 of the said Act any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

8.4 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

8.5 For the purposes of this Rule 8, a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

8.6 The exercise of an Option pursuant to the preceding provisions of this Rule 8 shall be subject to the provisions of Rule 10 below.


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9.       Variation of Share Capital

9.1 In the event of any variation of the share capital of the Company by way of capitalisation or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Acquisition Price for each of those Shares shall be adjusted in such manner as the auditors for the time being of the Company (acting as experts and not as arbitrators) confirm in writing to be fair and reasonable provided that:

         (i) the aggregate amount payable on the exercise of an Option in full is not increased; and

         (ii) the Acquisition Price for a Share is not reduced below its nominal value.


10.      Manner of Exercise of Option

10.1 An Option shall be exercised by the Option Holder (or his legal personal representative) giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

10.2 Shares shall be either allotted and issued, or at the discretion of the Company, transferred by trustees from time to time of any employee benefit trust, pursuant to a notice of exercise within 30 days of the date of exercise. In the case of shares allotted, save for any rights determined by reference to a date preceding the date of allotment, such shares shall rank pari passu with the other shares of the same class in issue at that date of allotment.

10.3 When an Option is exercised only in part, a new option certificate shall be issued by the Company as soon as possible after the partial exercise.


11.      Administration and amendment

11.1 The Scheme shall be administered by the Committee whose decision on all disputes shall be final.

11.2     The Committee may from time to time amend these Rules provided that:

         (i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made;

         (ii) no amendment may be made which would make the terms on which Options may be granted materially more generous or would increase the


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                  limits specified in Rule 5 without the prior approval of the
                  Company in general meeting.

11.3 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Committee shall determine.

11.4 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post to the registered office to the chairman of the committee; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

11.5 The Company shall at all times ensure that there are available sufficient authorised and unissued Shares, together with shares held from time to time by trustees of any trust established for the benefit of Eligible Executives of all or any Participating Company, to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.


12.      General

12.1 This Option shall not afford to the Holder any additional right to compensation on the termination of his employment which would not have existed had this Option not been granted.

12.2 No Participating Company shall be liable for any tax to which an Option Holder may become subject as a result of his participation in the Scheme.



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                          SPECIMEN LETTER OF INVITATION


                                      Date



Dear

Display.IT Holdings plc ("the Company")
---------------------------------------
Share Option Scheme (the "Scheme")
---------------------------------------


You are invited to apply for an option to acquire [ ] ordinary shares of 5p each in the capital of the Company under the rules of the Scheme. A copy of the rules of the Scheme is enclosed.

The Acquisition Price per share payable upon the exercise of the option will be [insert Acquisition Price].

If you wish to accept this invitation, as to all or part of the shares specified, please complete the attached application form and send it, to the Company so as to arrive by NOT LATER THAN [insert date required](1)


Yours sincerely







-------------------------
Chairman of the Committee





--------
(1) Nb Any options applied must be granted no later that 21 days after the issue of the invitations.


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                            SPECIMEN APPLICATION FORM


                               Date          19

                               Home address of
                               Eligible Executive



To:      The Directors,
         Display.IT Holdings plc



Dear Sirs


Display.IT Holdings plc ("the Company")
---------------------------------------
Share Option Scheme (the "Scheme")
---------------------------------------

With reference to your letter of [    ] I apply for the grant of an option under
the Scheme to acquire [*] Ordinary Shares of (bullet)p each in the capital of the Company at the Acquisition Price of [insert Acquisition Price].

If my application is accepted I agree to comply with and be bound by the Rules of the Scheme and by any amendments or variations thereto.

Yours faithfully








Signed
[Eligible Executive]

Full name of executive ________________________

* Applications must be for no more than the number of shares specified in the Letter of Invitation.


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                           SPECIMEN OPTION CERTIFICATE


                             DISPLAY.IT HOLDINGS plc

                          EXECUTIVE SHARE OPTION SCHEME




This is to certify that


                         ------------------------------

is the holder of an option to acquire up to maximum of ..... ordinary shares of
(bullet)p each in Display.IT Holdings plc at a price of ................ per ordinary share.

This option was granted on ........................ under the rules of the
Display.IT Holdings plc Share Option Scheme and is exercisable in accordance with those rules.

The options may not be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the option to lapse forthwith.


EXECUTED as a deed by                           )
DISPLAY.IT HOLDINGS plc                         )
acting by the Chairman of the Committee         )









                THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT
                                 IN A SAFE PLACE


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                      SPECIMEN NOTICE OF EXERCISE OF OPTION




To:      The Chairman of the Committee

         Display.IT Holdings plc

From:             .................................... (name in BLOCK
                                                              CAPITALS)


                  .................................... (ADDRESS)

                  ....................................

                  ....................................


                  (1) I give notice to Display.IT Holdings plc that immediately upon your receipt of this certificate and the enclosed remittance I exercise the option, granted in the attached Option Certificate, to acquire ................. ordinary shares of
                           (bullet)p each in Display.IT Holdings plc at the
                           subscription price of ................. for each
                           share.


                  (2)      I enclose a cheque drawn in favour of Display.IT
                           Holdings plc for (pound sterling)............. being
                           the amount payable in full for those shares.






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Date                       Signed